EXHIBIT 10.3
CALIFORNIA LAW ADDENDUM - ESTIP
Section 1. Applicability
This California Law Addendum ("Addendum") modifies Section 3.5 of the Executive Short Term Incentive Plan ("Plan") solely with respect to Participants whom the Company identifies as residing in California or primarily performing services for the Company in California at the time the applicable Award opportunity is established.
Except as expressly modified by this Addendum, the Plan remains unchanged and in full force and effect as to Participant.
Section 2. Competitor Conduct
Notwithstanding Section 3.5(b) of the Plan, no Award shall be forfeited and no repayment shall be required solely because the Participant engages in Competitor Conduct to the extent such forfeiture or repayment is prohibited by applicable California law.
Section 3. Certain Misconduct Provisions
The provisions contained in clauses (4), (5) and (6) of the definition of Misconduct shall apply only to the extent permitted by applicable California law.
Section 4. Continuing Misconduct-Based Recoupment
Nothing in this Addendum modifies or limits the Company's ability to require forfeiture or repayment of an Award based upon:
a.misuse or unauthorized disclosure of Confidential Information;
b.violation of the Code of Ethics or other applicable Company policies;
c.fraud;
d.gross negligence;
e.willful misconduct;
f.financial reporting misconduct;
g.breach of any lawful employment or severance agreement provision unrelated to post-employment competition;
h.the Company's Compensation Clawback Policy;
i.Section 10D of the Securities Exchange Act;
j.SEC rules;
k.New York Stock Exchange listing standards; or
l.any other lawful basis for recoupment or forfeiture.
Section 5. Trade Secret Rights
Nothing in this Addendum limits the Company's rights or the Participant's obligations under:
a.the California Uniform Trade Secrets Act;
b.the federal Defend Trade Secrets Act of 2016;
c.any confidentiality agreement;
d.any invention assignment agreement; or
e.any other applicable law protecting confidential, proprietary or trade secret information.